Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated March 28, 2023, relating to the consolidated financial statements of Coeptis Therapeutics Holdings, Inc. (formerly Bull Horn Holdings Corp.) as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, appearing in Amendment No. 4 to the Registration Statement on Form S-1/A, File No. 333-269782.

/s/ TURNER, STONE & COMPANY, L.L.P.

Dallas, Texas

June 14, 2023